Exhibit 32.1

CERTIFICATION PURSUANT TO RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), James Chu, Chairman of the Board of Directors and Chief Executive Officer of ViewSonic Corporation (the "Company"), and James A. Morlan, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.           The Company’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2007, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.           The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company

Date: May 14, 2007

/s/ James Chu	/s/ James A. Morlan
James Chu	James A. Morlan
Chairman of the Board of Directors and Chief Executive Officer	Chief Financial Officer

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This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.